NOTICE & PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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MidWestOne Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 22, 2008

Dear Shareholder:

On behalf of the board of directors and management of MidWestOne Financial Group, Inc., we cordially invite you to attend the annual meeting of shareholders of MidWestOne to be held at 3:00 p.m. on June 18, 2008, at the Marriott Hotel located at 300 East 9th Street in Coralville, Iowa. The accompanying notice of annual meeting of shareholders and proxy statement discuss the business to be conducted at the meeting. We have also enclosed a copy of our 2007 annual report to shareholders and a supplement to the annual report.

We have nominated three persons to serve as directors, each of whom is an incumbent director. Our Audit Committee has selected, and we recommend that you ratify the selection of, KPMG LLP to continue as our independent registered public accounting firm for the year ending December 31, 2008. We recommend you vote your shares for the director nominees and in favor of the ratification of our accountants.

We encourage you to attend the meeting in person. Whether or not you plan to attend the meeting in person, please take the time to vote by completing and mailing the enclosed proxy card or by following the telephone or Internet voting procedures described on the proxy card. This will assure that your shares are represented at the meeting.

We look forward with pleasure to seeing and visiting with you at the meeting.

Very truly yours,

W. R. Summerwill

Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 18, 2008

To the shareholders:

The annual meeting of the shareholders of MidWestOne Financial Group, Inc. will be held at 3:00 p.m. on June 18, 2008, at the Marriott Hotel located at 300 East 9th Street in Coralville, Iowa for the following purposes:

1.	to elect three members of the board of directors;

2.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3.	to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

Only shareholders of record on our books at the close of business on May 12, 2008, the record date for the annual meeting, will be entitled to vote at the annual meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit us to further solicit proxies.

By order of the board of directors

Kenneth R. Urmie

Secretary

Iowa City, Iowa

May 22, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE TAKE THE TIME TO VOTE BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD OR BY FOLLOWING THE TELEPHONE OR INTERNET VOTING PROCEDURES DESCRIBED ON THE PROXY CARD. WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. YOU MAY REVOKE THE PROXY CARD AT ANY TIME PRIOR TO ITS EXERCISE.

MIDWESTONE FINANCIAL GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JUNE 18, 2008

On Friday, March 14, 2008, MidWestOne Financial Group, Inc. merged with and into ISB Financial Corp. in accordance with the Agreement and Plan of Merger, dated as of September 11, 2007. ISB Financial Corp. survived the merger and changed its name to “MidWestOne Financial Group, Inc.” and the former MidWestOne ceased to exist as a legal entity.

This proxy statement relates to the current MidWestOne, formerly known as ISB Financial Corp. All references to “ISBF” relate to the current MidWestOne prior to the completion of the merger and all references to “Former MidWestOne” relate to the former MidWestOne Financial Group, Inc. that no longer exists as a result of the merger.

As a result of the merger, MidWestOne is the holding company for Iowa State Bank & Trust Company, headquartered in Iowa City, Iowa, MidWestOne Bank, headquartered in Oskaloosa, Iowa, and First State Bank, headquartered in Conrad, Iowa. It is expected that these three banks will be consolidated into one bank in the third quarter of 2008. The resulting bank will be named “MidWestOne Bank” and it will be headquartered in Iowa City, Iowa.

This proxy statement is being furnished to shareholders in connection with the solicitation by our board of directors of proxies to be used at the annual meeting to be held at the Marriott Hotel located at 214 West 9th Street in Coralville, Iowa on Wednesday, June 18, 2008 at 3:00 p.m., or at any adjournments or postponements of the meeting. Our summary annual report to shareholders, including ISBF’s consolidated financial statements for the fiscal year ended December 31, 2007, accompanies this proxy statement, which is first being mailed to shareholders on or about May 22, 2008.

The following is information regarding the meeting and the voting process, presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on May 12, 2008, the record date for the annual meeting, you owned shares of MidWestOne’s common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the annual meeting. It also gives you information concerning the matters to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

Why is the Annual Meeting being held in June?

As described above, MidWestOne recently completed a merger of equals transaction between ISB Financial Corp. and MidWestOne Financial Group, Inc. In connection with the merger, the parties agreed to expand the size of the surviving company’s board (now known as MidWestOne) and to appoint certain members to the board upon completion of the merger. As such, we concluded that it was in the best interests of MidWestOne and its shareholders to delay holding the annual meeting, pending the closing of the merger transaction. We expect to hold the 2009 annual meeting of shareholders during the second quarter of 2009 consistent with our past practice.

What matters will be voted on at the meeting?

You are being asked to vote on the election of three directors of MidWestOne for a term expiring in 2011 and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2008 fiscal year. These matters are more fully described in this proxy statement.

How do I vote?

After reviewing this document, submit your proxy using any of the proxy delivery or voting methods indicated on the proxy card. By submitting your proxy, you authorize the individuals named in it to represent you and vote your shares at the annual meeting in accordance with your instructions. Your proxy vote is important. Whether or not you plan to attend the annual meeting, please submit your proxy promptly in the enclosed envelope or vote telephonically or through the Internet by following the instructions on the proxy card.

If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “for” all three nominees named in this proxy statement and “for” the ratification of the appointment of our auditors.

If you are a beneficial owner and a broker or other fiduciary is the record holder (or in what is usually referred to as “street name”), then you received this proxy statement from the record holder. The record holder should have given you instructions for directing how the record holder should vote your shares. It will then be the record holder’s responsibility to vote your shares for you in the manner you direct.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of a broker or other fiduciary, you will need to arrange to obtain a proxy from the record holder in order to vote in person at the meeting. Even if you plan to attend the annual meeting, you should complete and return your proxy card in advance of the annual meeting in case your plans change.

If I hold shares in the name of a broker, who votes my shares?

Under the rules of various national and regional securities exchanges, brokers and other fiduciaries may generally vote on routine matters, such as the election of directors and the ratification of independent registered public accounting firm, but cannot vote on non-routine matters, such as an amendment to the certificate of incorporation or the adoption of a equity incentive plan, unless they have received voting instructions from the person for whom they are holding shares. You should do this by carefully following the instructions your broker gives you concerning their procedures.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy card?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•

signing another proxy card with a later date and returning that proxy card to our transfer agent which automatically revokes your earlier proxy, by mail (or by telephone or Internet if that method was used for your initial proxy submission);

•	sending notice to us that you are revoking your proxy; or

•	voting in person at the meeting.

All written notices of revocation and other written communications with respect to revocation of proxies should be sent to: MidWestOne Financial Group, Inc., 102 South Clinton St., Iowa City, Iowa 52240, Attention: Corporate Secretary.

If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the shareholder either:

•	is present and votes in person at the meeting; or

•	has properly submitted a signed proxy card or other form of proxy.

On May 12, 2008, the record date, there were 8,697,469 shares of common stock issued and outstanding. Therefore, at least 4,348,735 shares need to be present at the annual meeting.

What happens if a nominee is unable to stand for re-election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than three nominees. We have no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

You may vote “for” or “withhold authority to vote for” each nominee for director. You may vote “for,” “against” or “abstain” on the ratification of the appointment of our independent registered public accounting firm and on any other proposal that may properly be brought before the meeting.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

Directors will be elected by a plurality and the three individuals receiving the highest number of votes cast “for” their election will be elected as directors of MidWestOne.

The ratification of the appointment of our independent registered public accounting firm and all other matters must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ended June 30, 2008.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of MidWestOne or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 17, 2008, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table, which can be found later in this proxy statement, and by all directors and executive officers of MidWestOne as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership of securities within 60 days of March 17, 2008.

Name of Individual or Number of Individuals in Group	Amount and Nature of Beneficial Ownership(1,2)		Percent of Class
Directors and Nominees
Charles N. Funk	20,325		*
Richard R. Donohue	10,925	(3)	*
Charles S. Howard	234,941	(4)	2.7%
John S. Koza	885,864	(5)	10.2%
David A. Meinert	103,112	(6)	1.2%
Kevin W. Monson	840	(7)	*
W. Richard Summerwill	507,084	(8)	5.8%
James G. Wake	12,367	(9)	*
Robert D. Wersen	22,229	(10)	*
Stephen L. West	15,672		*
R. Scott Zaiser	9,012	(11)	*

Other Named Executive Officers
Kent L. Jehle	6,600	(12)	*
Gary J. Ortale	7,500	(13)	*
All directors and executive officers as a group (13 persons)	1,933,097		23.0%

*	Indicates that the individual or entity owns less than one percent of MidWestOne’s common stock.

(1)	The total number of shares of common stock issued and outstanding on March 17, 2008 was 8,686,161.

(2)	The information contained in this column is based upon information furnished to us by the persons named above and as shown on our transfer records. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(3)	Includes 1,535 shares owned by Mr. Donohue’s spouse. Also includes options to purchase 7,927 shares of common stock exercisable within 60 days of March 17, 2008.

(4)	Includes 2,602 shares owned as custodian for his two children, 35,696 shares allocated to his ESOP account and 75,800 shares owned by Mr. Howard’s spouse. Also includes options to purchase 27,882 shares of common stock exercisable within 60 days of March 17, 2008.

(5)	Includes 23,400 shares owned by Mr. Koza’s spouse and 619,560 shares held in trusts over which Mr. Koza serves as the trustee.

(6)	Includes 33,333 shares owned jointly with his spouse, 504 shares owned as custodian for his two minor children and 33,081 shares allocated to his ESOP account. Also includes options to purchase 27,882 shares of common stock exercisable within 60 days of March 17, 2008.

(7)	Includes options to purchase 450 shares of common stock exercisable within 60 days of March 17, 2008.

(8)	Includes 176,700 shares held in trusts over which Mr. Summerwill serves as the trustee, 92,628 shares held in a revocable grantor trust, 1,854 shares owned by Mr. Summerwill’s spouse and 66,408 shares held in his spouse’s revocable grantor trust.

(9)	Includes 211 shares owned by his spouse and 361 owned by a corporation of which Mr. Wake has control. Also includes options to purchase 8,384 shares of common stock exercisable within 60 days of March 17, 2008.

(10)	Includes 5,428 shares owned jointly with his spouse and 2,849 shares held in an IRA. Also includes options to purchase 13,952 shares of common stock exercisable within 60 days of March 17, 2008.

(11)	Includes 121 shares owned by a corporation of which Mr. Zaiser has control. Also includes options to purchase 7,395 shares of common stock exercisable within 60 days of March 17, 2008.

(12)	Includes options to purchase 840 shares of common stock exercisable within 60 days of March 17, 2008.

(13)	Includes 1,200 shares held in his spouse’s IRA, over which he has shared voting and investment power. Also includes options to purchase 1,500 shares of common stock exercisable within 60 days of March 17, 2008.

ELECTION OF DIRECTORS

Shareholders will be entitled to elect three directors for a term expiring in 2011 at the annual meeting. Our board is divided into three classes of directors having staggered terms of three years. We have no knowledge that any nominee will refuse or be unable to serve, but if any of the nominees is unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

Set forth below is information concerning the nominees for election and for each of MidWestOne’s other directors, whose term of office will continue after the meeting, including the age, the year first appointed or elected as a director and the other positions held by the person at MidWestOne and its subsidiary banks. The nominees, if elected at the annual meeting, will serve as directors for a three-year term expiring in 2011. We recommend that shareholders vote “FOR” each of the nominees for director. Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted “FOR” the election of the nominees.

NOMINEES

Class I Term expires 2011	Director since	Positions with MidWestOne and its subsidiary banks
Charles N. Funk	2000	Director, President and Chief Executive Officer of MidWestOne; Director, President and Chief Executive Officer of Iowa State Bank & Trust; Director of MidWestOne Bank

Robert D. Wersen	2006	Director of MidWestOne and MidWestOne Bank

R. Scott Zaiser	2006	Director of MidWestOne and MidWestOne Bank

CONTINUING DIRECTORS

Class II Term Expires 2009
Charles S. Howard	1988	Vice Chairman of MidWestOne; Director of MidWestOne Bank

Richard R. Donohue	1999	Director of MidWestOne and MidWestOne Bank

John S. Koza	1983	Director of MidWestOne and Iowa State Bank & Trust; Chairman of First State Bank

Stephen L. West	1991	Director of MidWestOne and Iowa State Bank & Trust

Class III Term Expires 2010
David A. Meinert	1991	Director, Executive Vice President, Chief Financial Officer and Treasurer of MidWestOne; Director of MidWestOne Bank

Kevin W. Monson	2006	Director of MidWestOne and Iowa State Bank & Trust

W. Richard Summerwill	1983	Chairman of MidWestOne and Iowa State Bank & Trust & Trust

James G. Wake	2000	Director of MidWestOne and MidWestOne Bank

*	Indicates the year first elected to the Board of Directors of ISBF or Former MidWestOne.

Except as noted above, all directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer except that Mr. Summerwill and Mr. Koza are cousins. No nominee or director is a director of another “public corporation” (i.e. subject to the reporting requirements of the Securities Exchange Act of 1934) or of any investment company.

Richard R. Donohue. Mr. Donohue, 58, is Managing Partner of TD&T Financial Group in Oskaloosa, Iowa, a certified public accounting firm in which he is involved in all phases of the practice. Mr. Donohue joined the board of directors of Former MidWestOne in 1999.

Charles N. Funk. Mr. Funk, 54, is the President and Chief Executive Officer of MidWestOne and Iowa State Bank & Trust. He joined Iowa State Bank & Trust in these same roles in November 2000. Prior to that, he held positions as President and Central Region Manager and Chief Investment Officer for Brenton Bank—Des Moines. Mr. Funk currently serves on the faculty of the Colorado Graduate School of Banking in Boulder, Colorado, and the Iowa School of Banking. Previously, he taught for the Stonier Graduate School of Banking at Georgetown University. He also serves on the Board of Directors of the Iowa Bankers Association. Mr. Funk graduated with a B.A. from William Jewell College.

Charles S. Howard. Mr. Howard, 52, became a director of Former MidWestOne in 1988 and a director of MidWestOne Bank in 1993. He was elected President and Chief Executive Officer of MidWestOne in June 1993 and elected Chairman in January 1998. Mr. Howard was elected Chairman of MidWestOne Bank in January 2006 and served as Vice Chairman of MidWestOne Bank from January 1996 to December 31, 2005. Mr. Howard served as Chairman of Central Valley Bank from June 1994 until January 2000 and served as a director of Central Valley Bank from June 1994 to January 2004. He served as Chairman and as a director of Pella State Bank from November 1997 to December 31, 2005. He also served as a director of MidWestOne Bank from October 1999 through December 31, 2005. Mr. Howard was elected as Chairman and as a director of MidWestOne Investment Services, Inc. in October 2004. Prior thereto, he served as Executive Vice President and Chief Operating Officer of Former MidWestOne.

John S. Koza. Mr. Koza, 62, became a director of ISBF in 1983 and a director of Iowa State Bank & Trust in 1982. He also has served as Chairman of First State Bank since 2003. Mr. Koza retired from his positions as Vice President of ISBF and Executive Vice President of Iowa State Bank & Trust in 2000. He served in various management positions with ISBF since its formation in 1983 and with Iowa State Bank & Trust since 1973.

David A. Meinert. Mr. Meinert, 54, became a director of Former MidWestOne in 1991. He currently serves as Executive Vice President and Chief Financial Officer of MidWestOne. Mr. Meinert served as Chairman of Central Valley Bank from January 2000 to December 31, 2005, served as a director of Central Valley Bank from 1994 through December 31, 2005, and served as President of Central Valley Bank from June 1994 to January 1997. He also served as a director of MidWestOne Bank from October 1999 to December 31, 2005. Mr. Meinert was a director of Pella State Bank from November 1997 to January 2004. Mr. Meinert was elected as President of MIC Financial, Inc. effective March 1, 2000. Mr. Meinert was elected as Executive Vice President and Treasurer and as a director of MidWestOne Investment Services, Inc. in October 2004.

Mr. Meinert is a certified public accountant (inactive). Mr. Meinert graduated with a B.A. from Buena Vista University and a M.B.A. from St. Ambrose University.

Kevin W. Monson. Mr. Monson, 56, became a director of ISBF and Iowa State Bank & Trust in 2006. He is the President, Managing Partner and majority owner of Neumann Monson Architects PC, an architectural services firm headquartered in Iowa City. Mr. Monson also is the majority partner in Tower Partners, a real estate investment partnership.

W. Richard Summerwill. Mr. Summerwill, 72, is the Chairman of MidWestOne and Iowa State Bank & Trust. He has been with Iowa State Bank & Trust since 1963. Mr. Summerwill was the President and Chief Executive Officer of Iowa State Bank & Trust from 1984 to 2000. He was the Chairman and Chief Executive Officer of ISBF from 2000 until the time of the merger in 2008.

James G. Wake. Mr. Wake, 68, is the General Manager of Smith-Wake Ag Services of Oskaloosa, Iowa, which is an agribusiness involved in feed, grain, and livestock production. Mr. Wake has been a director of MidWestOne Bank (including as a director of a predecessor bank of MidWestOne Bank) since 1987 and became a director of Former MidWestOne in 2000.

Robert D. Wersen. Mr. Wersen, 65, is President and founder of Interpower Corporation, which produces power system components for electrical equipment. The corporation is headquartered in Oskaloosa, Iowa and has expanded to other Iowa communities and established a subsidiary office in England. Mr. Wersen has been a director of MidWestOne Bank (including as a director of a predecessor bank of MidWestOne Bank) since 1996 and became a director of MidWestOne in 2006.

Stephen L. West. Mr. West, 62, has been a director of Iowa State Bank & Trust since 1991 and became a director of ISBF in 1991. He is the President and majority owner of West Music Company Inc., a musical instrument and supply store headquartered in Coralville, Iowa. He also is Treasurer of Accent LLC, a private-label musical instruments company, and the President of WestInvest, L.C., a family investment vehicle.

R. Scott Zaiser. Mr. Zaiser, 47, is President of Zaiser’s Landscaping, Inc. in Burlington, Iowa, which is a landscaping company specializing in the design and installation of landscaping for residential and commercial properties in southeastern Iowa and west central Illinois. Mr. Zaiser has been a director of MidWestOne Bank (including as a director of a predecessor bank of MidWestOne Bank) since 2000 and became a director of Former MidWestOne in 2006.

In addition, the following individuals currently serve as executive officers of MidWestOne:

John P. Pothoven. Mr. Pothoven, 65, is the Chief Operating Officer of MidWestOne and is expected to serve in that capacity until his retirement in June, 2008. He was a director of Former MidWestOne from 1994 to 2008 and has served as a director of MidWestOne Bank since 1976. He also served as President and Chief Executive Officer of MidWestOne Bank from 1984 and 2008 and Chairman of MidWestOne Bank from 1998 to 2005.

Kent L. Jehle. Mr. Jehle, 48, is Executive Vice President and Chief Lending Officer of MidWestOne and the Executive Vice President—Commercial Banking of Iowa State Bank & Trust. He also serves as a director of First State Bank. He has been with the organization since 1986.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. They are also required to furnish us with copies of all Section 16(a) forms they file. Because we were not subject to the reporting requirements of the Securities Exchange Act of 1934 in 2007, our insiders were not required to file such reports in 2007. Our insiders are subject to the filing requirements for Section 16(a) following the merger transaction.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

Currently, there are eleven directors serving on our board of directors. Through 2007 until the completion of the merger transaction in 2008, we had nine directors serving on our board of directors. However, in connection with the merger, we agreed to expand the size of the board to include twelve directors. Additionally, we agreed to appoint Messrs. Howard, Donohoe, Meinert, Wake, Wersen and Zaiser to the board effective upon the completion of the merger. Also in connection with the merger, Richard J. Schwab and Robert L. Sentman and Ms. Suzanne Summerwill, former directors of ISB Financial, retired from the board.

Because the merger was a merger of equals, each party agreed that the surviving company’s board and its board committees would consist of equal numbers of directors from each of the Former MidWestOne and ISBF and the bylaws were amended accordingly. This equal representation is intended to last until at least the annual meeting of shareholders to be held in 2009. Therefore, if a director retires or is otherwise unable to fulfill his term during this time, then the members of the Nominating and Corporate Governance Committee are to choose a replacement for that director with the intention of maintaining the equality of representation from each of the constituent companies.

Except as described above, there are no arrangements or understandings between any of the directors or any other person pursuant to which any of MidWestOne’s directors or the nominees for the board have been selected for their respective positions.

On April 8, 2008, Ms. Donna M. Katen-Bahensky notified the board that she was resigning from the board. The Nominating Committee is currently evaluating potential persons to replace Ms. Katen-Bahensky.

Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of MidWestOne, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the board, which convene at least on a quarterly basis, and through committee membership, which is discussed below. Our directors also discuss business and other matters with Mr. Funk, our President and Chief Executive Officer, other key executives and our principal external advisers (legal counsel, auditors and other consultants).

With the exception of Messrs. Funk, Howard, Meinert and Summerwill, all of our current directors are “independent” as defined by the Nasdaq Stock Market, Inc. and the board has determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions. The board of directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, among other committees. The current charters of each of these committees are available on our website at www.midwestonebank.com. Also posted on the web site is a general description regarding our company and links to our filings with the Securities and Exchange Commission.

Our board of directors held 11 meetings during 2007. All of the directors attended at least 75% of the board meetings and meetings of committees of which they were members. While we do not have a specific policy regarding attendance at the annual shareholder meeting, all directors are encouraged and expected to attend the meeting. Last year’s annual meeting was attended by all of the directors in office during 2007.

Audit Committee

In 2007, the Audit Committee was comprised of Messrs. Sentman (chair), Schwab, West, Monson and Ms. Katen-Bahensky. Following the merger transaction, the Audit Committee was reconstituted and currently Messrs. Donohue (Chair), Koza, Monson, and Zaiser serve on the committee, each of whom is expected to serve on the committee through 2008. Each of the members is considered “independent” according to the Nasdaq listing requirements and the regulations of the Securities and Exchange Commission.

The functions performed by the Audit Committee include, among other things, the following:

•	overseeing our accounting and financial reporting;

•	selecting, appointing and overseeing our independent registered public accounting firm;

•	reviewing actions by management on recommendations of the independent registered public accounting firm and internal auditors;

•	meeting with management, the internal auditors and the independent registered public accounting firm to review the effectiveness of our system of internal control and internal audit procedures; and

•	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.

To promote independence of the audit function, the committee consults separately and jointly with the independent registered public accounting firm, the internal auditors and management. We have adopted a written charter for the committee, which sets forth the committee’s duties and responsibilities. Our current charter is available on our website at www.midwestonebank.com. In 2007, the committee met four times.

Compensation Committee

Prior to the merger, ISBF did not have a separate compensation committee, as the company was not subject to Nasdaq’s rules and regulations. At the time of the merger, we established the Compensation Committee and it is comprised of Messrs. Monson, Wake, Wersen and West (chair), each of whom is expected to serve on the committee through 2008. Each of the members is considered “independent” according to the Nasdaq listing requirements, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934. The purpose of the committee is to determine the compensation for our executive officers and it will meet at least annually to evaluate the compensation packages for its executive officers and to make any necessary adjustments and awards. Further, the committee administers our equity incentive plans, our executive incentive bonus plan and other compensation related matters. We have adopted a written charter for the committee, which sets forth the committee’s duties and responsibilities. Our current charter is available on our website at www.midwestonebank.com.

The committee may ask for the input of management when carrying out its responsibilities in establishing executive compensation. However, no executive officer will participate in any recommendation or decision regarding his or her own compensation. The committee’s charter gives it the authority to hire outside consultants to further its objectives and responsibilities and it is expected that the committee may retain such third party experts from time to time, as each of ISBF and Former MidWestOne did in the past.

Nominating and Corporate Governance Committee

Prior to the merger, ISBF did not have a separate nominating and corporate governance committee, as the company was not subject to Nasdaq’s rules and regulations. At the time of the merger, we established the Nominating and Corporate Governance Committee and it is comprised of Messrs. Donohue, Koza (chair), Wersen and West, each of whom is expected to serve on the committee through 2008. Further, each is considered “independent” according to the Nasdaq listing requirements. The primary purposes of the committee are to identify and recommend individuals to be presented to our shareholders for election or re-election to the board of directors and to review and monitor our policies, procedures and structure as they relate to corporate governance. We have adopted a written charter for the committee, which sets forth the committee’s duties and responsibilities. Our current charter is available on our website at www.midwestonebank.com.

Director Nominations and Qualifications

For the 2008 annual meeting, the Nominating and Corporate Governance Committee nominated for re-election to the board the three incumbent directors, who serve as Class I directors. This nomination was further approved by the full board. We did not receive any shareholder nominations for director for the 2008 annual meeting.

The Nominating and Corporate Governance Committee evaluates all potential nominees for election, including incumbent directors, board nominees and those shareholder nominees included in the proxy statement, in the same manner. Generally, the committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills, sound judgment, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our code of conduct. The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are “independent” in accordance with Nasdaq requirements (to ensure that at least a majority of the directors will, at all times, be independent). The committee has not, in the past, retained any third party to assist it in identifying candidates. Additionally, the committee also will evaluate candidates in light of the agreed upon balance of an equal number of directors from each of the constituent companies, as described earlier.

Shareholder Communication with the Board, Nomination and Proposal Procedures

General Communications with the Board. Shareholders may contact MidWestOne’s board of directors by contacting the Corporate Secretary, at MidWestOne Financial Group, Inc., 102 South Clinton Street, Iowa City, Iowa, 52240 or (319) 356-5800. All comments will be forwarded directly to either the Chairman of the Board, the chairman of the Audit Committee or the Chief Executive Officer, as appropriate.

Nominations of Directors. For a shareholder nominee to be considered by our board as a company nominee and included in our proxy statement, the nominating shareholder must file a written notice of the proposed director nomination with our corporate secretary, at the above address, at least 120 days prior to the date the previous year’s proxy statement was mailed to shareholders. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years and must otherwise comply with the rules and regulations set forth by the Securities and Exchange Commission. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The committee may request additional information in order to make a determination as to whether to nominate the person for director.

Other Shareholder Proposals. For shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of shareholders to be held in 2009, shareholder proposals must be received by our Corporate Secretary, at the above address, no later than 120 days prior to the date the previous year’s proxy statement was mailed to shareholders and must otherwise comply with the rules and regulations set forth by the Securities and Exchange Commission.

Independent Director Sessions

Consistent with the Nasdaq listing requirements, following the merger transaction, the independent directors have the opportunity to meet without the non-independent directors present and intend to do so at least twice annually.

Code of Ethics

We have a code of conduct in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The code of conduct is posted on our website at www.midwestonebank.com. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our Chief Executive Officer and our other two most highly compensated executive officers during 2007 and 2006:

Summary Compensation Table

Name & Position with ISBF in 2007	Year	Salary	Bonus(4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
W. Richard Summerwill(1)	2007	$60,000	$10,000	$33,305	$45,000	$148,305
Chief Executive Officer, ISBF	2006	$60,000	$—	$34,094	$45,000	$139,094

Charles N. Funk(2)	2007	$220,000	$35,000	$14,838	$9,273	$279,111
President, ISBF; President and Chief Executive Officer, Iowa State Bank & Trust	2006	$212,000	$2,120	$13,726	$9,268	$237,114

Kent L. Jehle(3)	2007	$133,000	$15,000	$18,208	$5,532	$171,740
Vice President, ISBF; Executive Vice President, Iowa State Bank & Trust	2006	$122,500	$1,225	$8,040	$5,316	$137,081

(1)	In 2007 and 2006, Mr. Summerwill served as ISBF’s Chief Executive Officer. Mr. Summerwill resigned from this officer position in connection with the merger transaction, which was completed on March 14, 2008. Following the merger, Mr. Summerwill became the Chairman of the Board of MidWestOne and he is not currently an executive officer.

(2)	Following the merger, Mr. Funk became the President and Chief Executive officer of MidWestOne.

(3)	Following the merger, Mr. Jehle became the Executive Vice President and Chief Lending Officer of MidWestOne.

(4)	Amounts include a discretionary bonus of 1% of the executive’s base salary, pursuant to ISBF’s Profit Sharing Bonus Plan, and were paid in 2008 and 2007 for services rendered in the prior years.

(5)	Amounts include the increase in the present value of the executive officer’s accumulated benefit under the Iowa State Bank & Trust Company Retirement Plan, a tax qualified defined benefit pension plan. Also includes the expenses incurred by ISBF during the year to reflect the increase in ISBF’s liability for the benefit to be paid pursuant to the deferred compensation arrangements for the executive officer. For Mr. Funk, the increase in his accumulated benefit under the pension plan was $4,875 and $4,434 for 2007 and 2006 and ISBF contributed $9,963 and $9,292 in those years to reflect the increase in its liability regarding Mr. Funk’s deferred compensation arrangements. For Mr. Jehle, the increase in his accumulated benefit under the pension plan was $11,616 and $1,893 for 2007 and 2006 and ISBF contributed $6,592 and $6,147 in those years to reflect the increase in its liability regarding Mr. Jehle’s deferred compensation arrangements.

(6)	Amounts include the following:

Name	Year	Company Contribution to Defined Benefit Plan		Group Term Life Insurance		Payments Pursuant to Deferred Compensation Plans
W. Richard Summerwill	2007 2006	$ $	— —	$ $	247 247	$ $	45,000 45,000
Charles N. Funk	2007 2006	$ $	8,800 8,680	$ $	473 588		— —
Kent L. Jehle	2007 2006	$ $	5,320 5,026	$ $	212 290		— —

No executive officer received perquisites or other personal benefits in excess of $10,000.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the exercisable and unexercisable stock options at December 31, 2007 held by the individuals named in the Summary Compensation Table:

Outstanding Equity Awards at 2007 Year End

	Option Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying	Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
W. Richard Summerwill	0	0	—	$—	—
Charles N. Funk	0	0	—	$—	—
Kent L. Jehle	840	0	—	$12.67	6/30/2008

DIRECTOR COMPENSATION

For 2007, each of ISBF’s directors, with the exception of Mr. Funk and Suzanne Summerwill, who were employees and did not receive any additional fees to serve as a director, was paid an annual retainer of $1,400 and received a fee of $675 for each regular board meeting attended in person and $150 for each regular board meeting attended telephonically. Each director also received $200 per committee meeting attended. The Chairman of the Board received an additional $150 for each regular board meeting attended and the chairman of the Audit Committee received an extra $150 for each Audit Committee meeting.

The following table shows compensation information for ISBF’s directors who received director fees in 2007:

Name	Fees Earned or Paid in Cash		Option Awards	Change in Pension Value & Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total
Donna M. Katen-Bahensky(1)	$9,100		—	—	—	$9,100
John S. Koza	16,650	(3)	—	16,588	$25,000	58,238
Kevin W. Monson	14,700		—	—	—	14,700
Richard J. Schwab	14,225					14,225
Robert L. Sentman	14,750					14,750
W. Richard Summerwill	17,375	(4)	—	33,305	$45,000	95,680	(4)
Stephen L. West	12,450		—	—	—	12,450

(1)	On April 8, 2008, Donna M. Katen-Bahensky resigned from the board of directors after approximately five years of service.

(2)	Messrs. Summerwill and Koza each entered into deferred compensation agreements with ISBF and are still effective following the merger. Pursuant to the terms of Mr. Koza’s agreements, he receives $25,000 per year for 15 years following his retirement from ISBF as its Executive Vice President in 2000. Following the end of that 15 year period, he will receive $15,000 per year for the next 15 years. There are three agreements in place with Mr. Summerwill. Pursuant to these agreements, Mr. Summerwill will receive $15,000 per year for life, $30,000 a year from 2001 through 2015 and an additional $20,000 per year from 2009 through 2023. The amounts received by Mr. Summerwill in 2007 pursuant to these agreements are reflected in the Summary Compensation Table in the Executive Compensation section of this proxy statement. No director received perquisites or other personal benefits in excess of $10,000.

(3)	Mr. Koza also serves as Chairman of the Board of First State Bank, for which he received $3,800 in board fees in 2007.

(4)	Mr. Summerwill also served as the Chairman of the Board and the Chief Executive Officer of ISBF during 2007. In his capacity as Chief Executive Officer, Mr. Summerwill received a salary of $60,000 as well as deferred compensation payments, which are reflected in the Summary Compensation Table in the Executive Compensation section of this proxy statement.

Following the merger transaction, MidWestOne’s new board changed the director fees. For 2008, each director will receive an annual retainer of $5,000, be awarded 500 shares of restricted stock and receive a fee of $2,000 for each regular board meeting attended. Additionally, when committee meetings are held on a day on which there is no full board meeting, directors will receive $400 for each Audit Committee and Compensation Committee meeting attended and $250 for each Nominating and Corporate Governance Committee meeting. The chairman of each of those committees will receive an additional $100 for each meeting when there is no board meeting scheduled for the same day. If a committee meeting is on the same day as a scheduled board meeting, then directors will receive $125 for each committee meeting attended and the chairman will receive $175 for the meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2007, we extended, and we expect to continue to extend, loans to our directors and officers and to their related interests. Such loans were, and will continue to be, made only upon the same terms, conditions, interest rates, and collateral requirements as those prevailing at the same time for comparable loans extended from time to time to other, unrelated borrowers. Loans to directors and officers do not and will not involve greater risks of collectibility, or present other unfavorable features, than loans to other borrowers. All such loans are approved by the subsidiary banks’ board of directors in accordance with the bank regulatory requirements. Additionally, the Audit Committee will pre-approve other non-lending transactions between a director and either MidWestOne or any of its subsidiaries.

AUDIT COMMITTEE REPORT

The Audit Committee assists the board of directors in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our annual report. The committee is comprised solely of independent directors.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2007 with our management and the independent registered public accounting firm. The committee has also discussed with the accounting firm the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from the accounting firm required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and the accounting firm, the committee has recommended to the board that the audited financial statements be included in our annual report for the year ending December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee:

Richard R. Donohue            John S. Koza            Kevin W. Monson            R. Scott Zaiser

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders are also being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008. If the appointment of KPMG is not ratified by shareholders, the matter of the appointment of an independent registered public accounting firm will be considered by the Audit Committee and board of directors. A representative of KPMG is expected to be present at the annual meeting.

Change in Accountants

In connection with the merger, the Audit Committee of the board of directors of the Company has approved a change in independent registered public accounting firms. Effective March 14, 2008, the Audit Committee dismissed McGladrey & Pullen LLP as our independent registered public accounting firm and approved the engagement of KPMG as our new independent registered public accounting firm.

For the fiscal years ended December 31, 2007 and December 31, 2006, McGladrey & Pullen reports on ISBF’s consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2007 and December 31, 2006, and through the date hereof, there have been no reportable events described in Item 304(a)(1)(v) of Regulation S-K and there were no disagreements with McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey & Pullen, would have caused McGladrey & Pullen to make reference thereto in its reports on ISBF’s financial statements for such years.

In connection with the merger, effective March 14, 2008, the Audit Committee selected KPMG as MidWestOne’s new independent registered public accounting firm. KPMG previously served as the independent registered public accounting firm for Former MidWestOne. During the fiscal years ended December 31, 2007 and December 31, 2006 and through the date hereof, we had not consulted with KPMG with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Accountant Fees

During the period covering the fiscal years ended December 31, 2007 and 2006, McGladrey & Pullen, LLP and RSM McGladrey, Inc. performed the following professional services for ISBF:

	2007	2006
Audit Fees(1)	$85,852	$89,267
Audit related Fees(2)	140,121	14,305
Tax Fees(3)	18,930	18,715
All Other Fees(4)	0	48,771

Total	$244,903	$171,058

(1)	Audit fees consist of fees for professional services provided for the audit of the Company’s financial statements.

(2)	Audit-related Fees represent assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services related primarily to audits of employee benefit plans and other attestation services.

(3)	Tax Fees represent fees for professional services related to tax compliance, which included preparation of tax returns, tax advice, and tax planning.

(4)	All other fees represent fees billed by the principal accountant for any other services.

Audit Committee Pre-Approval Policy

Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by its independent auditors. These services include audit and audit-related services, tax services, and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis that the committee had not already specifically approved.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our Annual Report to Shareholders for the 2007 fiscal year, which also includes our financial statements for the fiscal year ended December 31, 2007, accompanies this proxy statement. A Supplement to Annual Report also accompanies this proxy statement.

ALL SHAREHOLDERS ARE URGED TO SIGN

AND MAIL THEIR PROXIES PROMPTLY

THE DIRECTORS AND OFFICERS

OF MIDWESTONE FINANCIAL GROUP, INC.

CORDIALLY INVITE YOU TO ATTEND THE

ANNUAL MEETING OF SHAREHOLDERS

WEDNESDAY, JUNE 18, 2008, 3:00 P.M. CDT

MARRIOTT HOTEL

300 EAST 9TH STREET

CORALVILLE, IOWA

You can vote in one of three ways: 1) By Mail, 2) By Internet, 3) By Phone.

See the reverse side of this sheet for instructions.

IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE, COMPLETE BOTH SIDES OF PROXY CARD,

DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

Illinois Stock Transfer Co.

209 West Jackson Boulevard, Suite 903

Chicago, Illinois 60606

DETACH PROXY CARD HERE	DETACH ATTENDANCE CARD HERE AND MAIL WITH PROXY CARD
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
MidWestOne Financial Group, Inc.
If you plan to personally attend the Annual Meeting of Shareholders on June 18, 2008 please check the box and list the names of attendees below.

COMMON
Dated:	Return this stub in the enclosed envelope with your completed proxy card.

Signature:	I/We do plan to attend
the Annual meeting. ☐
Signature if held jointly:	Names of persons attending:

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement.

2. Visit our Internet voting site at http://www.illinoisstocktransfer.com, click on the heading “Internet Voting” and follow the instructions on the screen.

3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by Internet must be completed and submitted prior to Monday, June 16, 2008 at 11:59 p.m. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a “secure” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

1. Read the accompanying Proxy Statement.

2. Using a touch-tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by telephone must be completed and submitted prior to Monday, June 16, 2008 at 11:59 p.m. Central Time.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail

REVOCABLE PROXY MidWestOne Financial Group, Inc.			COMMON
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned as a shareholder of record on May 12, 2008 hereby appoints Charles N. Funk and David A. Meinert as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of MidWestOne Financial Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on June 18, 2008, or any adjournment thereof.

Proposal 1 - Election of Directors for Three Year Terms:	VOTE FOR	VOTE WITHHELD
01. Charles N. Funk	☐	☐
02. Robert D. Wersen	☐	☐
03. R. Scott Zaiser	☐	☐

Proposal 2 - Ratify the Appointment of KPMG LLP as Independent Auditors for the Company
[ ] For [ ] Against [ ] Abstain
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(to be signed on the other side)